Exhibit 77(q)

Exhibits

(a)(1)  Certificate of Amendment effective January 26, 2009 of Declaration of Trust and Redesignation of Series (ING LargeCap Growth Fund to ING Growth Opportunities Fund) – Filed herein.

(a)(2)  Unanimous Written Consent dated January 30, 2009 regarding fixing the number of Trustees comprising the Board at 10 members – Filed herein.

(a)(3)  Abolition of Series of Shares of Beneficial Interest for ING Financial Services Fund and ING Fundamental Research Fund dated February 9, 2009 – Filed herein.

(a)(4)  Certificate of Amendment effective April 22, 2009 of Declaration of Trust and Redesignation of Series (ING Principal Protection Fund IX to ING LargeCap Equity Fund IX) – Filed as an Exhibit to Post-Effective Amendment No. 99 to the Registrant’s Registration Statement on Form N-1A filed on April 15, 2009 and incorporated herein by reference.

(e)(1)  Interim Sub-Advisory Agreement dated January 26, 2009 between ING Investments, LLC and ING Investment Management Co. regarding ING Growth Opportunities Fund – Filed herein.